Exhibit 4.2


                                    Exhibit A

                         DELTA-OMEGA TECHNOLOGIES, INC.

                      DESIGNATION OF RIGHTS AND PREFERENCES
                   Series C Convertible Voting Preferred Stock

     1. Designation; Number of Shares.
        ------------------------------

     3,000,000 shares of the Preferred Stock of Delta-Omega Technologies, Inc. (hereafter called the "Corporation") shall be designated "Series C Convertible Voting Preferred Stock" (hereinafter called "Series C"). The right, preferences, privileges, restrictions and other matters relating to the Series C shares are as follows:

     2. Dividends.
        ----------

     The annual dividend rate on the shares of this Series shall be $.0525 (7% of the liquidation preference) per annum per share. Dividends shall be payable, when and as declared by the Board of Directors, on June 30 of each year, commencing June 30, 1997 (each such date being hereinafter individually a "Dividend Payment Date") except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record on such respective dates as may be determined by the Board of Directors in advance of the payment of each particular dividend. Dividends may be paid out of surplus, in cash or shares of the Corporation's $.001 par value Common Stock (hereafter called the "Stock Dividend"), at the discretion of the Board of Directors. Unpaid cash dividends shall be cumulative and shall accumulate from the original Dividend Payment Date. The number of shares of Common Stock to be distributed in the event of a Stock Dividend shall be calculated based on the average bid quotation for the 30 days preceding the Dividend Payment Date as reported (a) in the "Pink Sheets" maintained by the National Quotations Bureau;
(b) on the Bulletin Board maintained by the National Association of Securities Dealers, Inc.; (c) by the National Association of Securities Dealers Automated Quotation System (NASDAQ); or (d) if no such quotations are available, the fair market price as determined by the Corporation (whose determination shall be conclusive). Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation.

     3. Redemption.
        -----------

     The shares of this Series may not be redeemed prior to June 30, 1999. On and after June 30, 1999, the Corporation, at its sole option, may redeem Series C shares, in whole or in part, at any time or from time to time, at the redemption price of $.75 plus in each case accumulated dividends thereon to the date fixed for redemption provided it gives not less than 30 days and not more than 60 days notice of its intent to redeem during which call period the holder of any Series C Preferred may exercise his conversion privilege or the Series C Preferred will expire upon receipt of the redemption price.



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     In the case of the redemption of a part only of the shares of this Series at the time outstanding, the shares of this Series to be so redeemed shall be selected by lot.

     4. Conversion.
        -----------

     (a) The holder of any shares of this Series at his option may at any time until June 30, 2001 (except that if any such share shall have been called for redemption, then, as to such share, such right shall terminate at the close of business on the date fixed for such redemption, unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) convert each share of this Series C into one
(1) share of fully paid and non-assessable $.001 par value Common Stock. Such right of conversion shall be exercised by the surrender of the Series C shares so to be converted to the Corporation at any time during normal business hours at the office or agency then maintained by it for payment of dividends on the shares of this Series C (the "Payment Office"), accompanied by written notice of such holder's election to convert and (if so required by the Corporation or any conversion agent) by instruments of transfer, in form satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or by his duly authorized attorney, and transfer tax stamps or funds therefor, if required.

     (b) As promptly as practicable after the surrender for conversion of any shares of this Series in the manner provided in subparagraph (a) of this paragraph 4 and the payment in cash of any amount required by the provisions of subparagraph (a) of this paragraph 4, the Corporation will deliver or cause to be delivered at the Payment Office to or upon the written order of the holder of such shares, certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares, and all rights of the holder of such shares shall cease as such and the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are opened and such conversion shall be at the conversion rate in effect at such time on such succeeding day.

     If the last day for the exercise of the conversion right shall be other than a business day, then such conversion right may be exercised on the next succeeding business day.

     (c) No adjustments in respect of or payments of dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of this Series C; provided, however, that if any shares shall be converted subsequent to the record date preceding a Dividend Payment Date but on or prior to such Dividend Payment Date (except shares called for redemption between such record date and Dividend Payment Date) the registered holder of such shares at the close of business on such record date shall be entitled to receive the dividend payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such Dividend Payment Date.


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     (d) The conversion rate shall be subject to adjustments as follows:

          (i) In case the Corporation shall (A) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class) (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares or Common Stock into a smaller number of shares or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, the conversion privilege and the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any shares of this Series C thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action had such share been converted immediately prior thereto. An adjustment made pursuant to this subparagraph (d)(i) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subparagraph (d)(i), the holder of any shares thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion rate between or among shares of such classes of capital stock.

          (ii) In any case in which this subparagraph (d) shall require that an adjustment be made retroactively immediately following a record date, the Corporation may elect to defer (but only until five business days following the mailing by the Corporation of the certificate of independent public accountants described in subparagraph (d)(iv) below) issuing to the holder of any shares converted after such record date (x) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion over and above
(y) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion only on the basis of the conversion rate prior to adjustment.

          (iii) No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this subparagraph (d)(iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and, provided, further, that adjustment shall be required and made in accordance with the provisions of this paragraph 4 (other than this subparagraph (d)(iii)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this paragraph 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this paragraph 4 to the contrary notwithstanding the Corporation shall be entitled to make such reductions in the conversion rate in addition to those required by this subparagraph (d) as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable.

          (iv) Whenever the conversion rate is adjusted as herein provided, the Corporation shall promptly (x) file with each conversion agent a certificate of a firm of independent public accountants selected by the Board of Directors (who may be the regular accountants employed by the Corporation) setting forth the conversion rate after such adjustment and setting forth a brief statement of the


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requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (y) mail or cause to be mailed a notice of such adjustment to the holders of shares of this Series at their last addresses as they shall appear upon the books of the Corporation.

     (e) No fractional shares of stock shall be issued upon the conversion of any share or shares of this Series. If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph (e), be deliverable upon the conversion of any share or shares, the Corporation shall in lieu of delivering the fractional share therefor, adjust such fractional interest by payment to the holder of such surrendered share or shares of any amount in cash equal (computed to the nearest cent) to the fraction multiplied by the conversion rate in effect on the date of conversion.

     (f) If either of the following shall occur, namely: (i) any consolidation or merger to which the Corporation is a party, other than a consolidation or a merger in which consolidation or merger the Corporation is a continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Common Stock, or (ii) any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, then the holder of each share then outstanding shall have the right to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such share immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 4. The provisions of this subparagraph (g) shall similarly apply to successive consolidations, mergers, sales or conveyances.

     (g) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the shares of this Series C, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation. For the purpose of this subparagraph (h), the full number of shares of Common Stock issuable upon the conversion of all outstanding shares of this Series C shall be computed as if at the time of computation of such number of shares of Common Stock all outstanding shares of this Series C were held by a single holder.

     (h) Before taking any action which would cause an adjustment reducing the conversion rate below the then par value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at the conversion rate as so adjusted. If as a result of conversion of the shares of this Series it becomes necessary to authorize additional shares of Common Stock, the Corporation covenants that it will take such action at such time as is necessary to amend the Certificate of Incorporation.

     (i) The issuance of certificates for shares of Common Stock upon conversion shall be made without charge. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares converted, the

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person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

     (j) Notwithstanding anything elsewhere contained in this Certificate, any funds which at any time shall have been deposited by the Corporation or on its behalf with any paying agent for the purpose of paying dividends on or the redemption price of any of the shares of this Series and which shall not be required for such purposes because of the conversion of such shares, as provided in this paragraph 4, shall be, upon delivery to the paying agent of evidence satisfactory to it of such conversion, after such conversion be repaid to the Corporation by the paying agent.

     (k) The Corporation shall use its best efforts to register the common shares subject to this right of conversion with the Securities and Exchange Commission and as necessary with various states in which holders of this Series reside. Failure to complete any registration in good faith shall not subject the Corporation to any liability or handicap.

     (l) The Corporation covenants that if any shares of Common Stock, required to be reserved for purposes of conversion of the shares of this Series, require registration with or approval of any governmental authority under any Federal or state law before such shares may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation may not call the Series C shares for redemption unless and until a registration statement covering the Common Shares issuable on conversion has been declared effective by the Securities and Exchange Commission and any state administrator where registration may be deemed necessary.

     The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares will upon issue be fully paid and non-assessable and not subject to any preemptive rights.

     (m) In case:

          (i) the Corporation shall take any action which would require an adjustment in the conversion rate pursuant to subparagraph (d) or (e) of this paragraph 4; or

          (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights and notice thereof shall be given to holders of Common Stock; or

          (iii) there shall be any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value or from par value to no par value or from no par value to par value of the Common Stock), or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all of the assets of the Corporation; or


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          (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with any conversion agent, and shall cause to be given to the holders of the shares of this Series at least ten days prior to the applicable date hereinafter specified, a notice setting forth
(x) the date on which a record is to be taken for the purpose of any distribution or grant to holders of Common Stock, or, if a record is not to be taken, the date as of which the Holders of Commons stock of record to be entitled to such distribution or grant are to be determined or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clauses (i) through (iv) of this subparagraph (m).

     5. Voting.
        -------

     Each share of this Series shall have the same voting powers, both general and special, as each share of the Corporation's Common Stock in all elections regarding all matters and shall vote as a class only regarding matters relating to the amendment of rights and preferences granted hereby. Any amendment to the Rights and Preferences shall require a vote of two-thirds of the outstanding shares of the Series.

     6. Liquidation Rights.
        -------------------

     Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series C shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, or proceeds thereof, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the shares of this Series upon liquidation, the amount of $.75 per share, plus a sum equal to all dividends on such shares accumulated thereon to the date of final distribution. This Series C at the time of issue is junior only to the Series B Preferred remaining outstanding.

     7. No Purchase, Retirement or Sinking Fund
        ---------------------------------------

     The shares of this Series shall not be subject to the operation of any purchase, retirement or sinking fund.

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     IN WITNESS WHEREOF, Delta-Omega Technologies, Inc. has caused its corporate seal to be hereunto set and this Designation of Rights and Preferences to be signed by its President, James V. Janes, III, and attested by its Secretary, Edward Friloux, this 8th day of March, 1991.

                                            DELTA OMEGA TECHNOLOGIES, INC.



[Corporate Seal]                            By:  /s/  James V. Janes, III
                                                 -------------------------------
                                                      James V. Janes, III
                                                      President
Attest:
/s/  Marian A. Bourgue
-------------------------------
Secretary


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